

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Berkshire
Realty Company's Financial Statements for the year ended June 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000869446
<NAME> BERKSHIRE REALTY COMPANY
<MULTIPLIER> 1
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<EXCHANGE-RATE>                                      1
<CASH>                                       8,230,883
<SECURITIES>                                11,954,813<F1>
<RECEIVABLES>                               11,418,758<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            60,170,238<F3>
<PP&E>                                     486,340,389<F4>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             578,115,081
<CURRENT-LIABILITIES>                       14,381,612
<BONDS>                                    291,507,432<F5>
<PREFERRED-MANDATORY>                       57,714,929<F6>
<PREFERRED>                                          0
<COMMON>                                   217,237,515<F7>
<OTHER-SE>                                 (2,726,407)<F8>
<TOTAL-LIABILITY-AND-EQUITY>               578,115,081
<SALES>                                              0
<TOTAL-REVENUES>                            52,087,892<F9>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            43,849,863<F10>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                          11,485,253
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,247,224)
<DISCONTINUED>                               (478,627)<F11>
<EXTRAORDINARY>                              (507,872)<F12>
<CHANGES>                                    6,503,463<F13>
<NET-INCOME>                                 2,269,740
<EPS-PRIMARY>                                      .09
<EPS-DILUTED>                                      .09

<F1>Includes MBS securities and Mortgage loans held.
<F2>Includes escrows held.
<F3>Includes Investment in Joint Venture of 20,537,903; Intangible Asset and
Workforce acquired of 28,997,321 and other assets of 10,635,014.
<F4>Includes properties held less depreciation.
<F5>Includes Credit Agreements, Mortgages payable and Repurchase Agreements.
<F6>Includes Minority Interest.
<F7>Includes Common Stock, Additional Paid-In Capital and Retained Deficit.
<F8>Includes Treasury Stock and Loan receivable to officer.
<F9>Includes all revenues of the Company.
<F10>Includes all expenses of the Company.
<F11>Includes Minority Interest income.
<F12>Includes Loss on Joint Venture.
<F13>Includes Gain on Sale of Properties.

